EXHIBIT 10.9

                                                     AGREEMENT

     THIS AGREEMENT is made as of the __________ day of May, 2000, between Incubate This! Inc., a Colorado Corporation whose address is 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480 ("Incubate") and William H. Luckman, a Florida individual whose address is 703 Lucerne Avenue, Suite 201, Lake Worth, Florida 33460 ("Luckman").

                                                W I T N E S S E T H:


     WHEREAS, Incubate is a Florida corporation which has recently changed its business plan so as to act as an Internet incubator; and

     WHEREAS, Incubate desires to obtain the services of Luckman for the purpose of establishing an Internet incubator, introducing Incubate to potential acquisition candidates and investors and assisting Incubate in financing and general business consulting services.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, Incubate and Luckman agree as follows:

     1. Incubate hereby appoints Luckman and Luckman hereby agrees to assist Incubate in the establishment of an Internet incubator, introduce Incubate to potential acquisition candidates and investors and assist Incubate in obtaining financing and general business consulting services.

     2. Luckman agrees to assist Incubate in the establishment of an Internet incubator, introduce Incubate to potential acquisition candidates and investors and assist Incubate in obtaining financing and general business consulting services. It is agreed that Luckman shall also establish and manage a Florida office for Incubate, seek legal counsel and assist Incubate in coordinating any audits to be undertaken.

     3. Incubate agrees to pay Luckman for services an initial nonrefundable retainer of 200,000 shares of the common stock of Incubate for services previously rendered and to be rendered, plus an hourly rate equal to $250.00 per hour plus all expenses. Incubate and Luckman acknowledge and agree that from time to time special projects and assignments may arise and that specific and additional compensation to Luckman may be provided to Luckman under such circumstances of which shall be agreed to by Incubate and Luckman prior to Luckman undertaking such services.

     At the request of Luckman, Incubate agrees to compensate Luckman in S-8 shares from time to time and Luckman shall accept such shares if offered by the Company in lieu of cash compensation.

     4. Luckman acknowledges that in the performance of this Agreement, Luckman will have access to some or all of the following (hereinafter "Proprietary Information"):

     (a)  Trade secrets of Incubate, its Products and its Trademarks.

     (b) Information, documents and records, including without limitation, customer lists, performance standards, policies, handbooks and manuals, operations, production and servicing techniques, methods, data, procedures and manuals and financial information concerning Incubate.


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         Luckman  hereby agrees  always to regard and preserve as  confidential, both during the term of this Agreement and thereafter, all Proprietary Information that has been or may be obtained by Luckman. Luckman further agrees never to use for its own benefit or purposes, nor to disclose to others, any Proprietary Information, except as required in connection with the performance of this Agreement or as may otherwise be specifically authorized in advance by Incubate in writing.

         All Proprietary Information shall be and remain the exclusive property of Incubate and is for the exclusive use and benefit of Incubate. Following the termination of this Agreement, Luckman agrees to return to Incubate all Proprietary Information then in Luckman's possession or control, without retaining any copies, notes or excerpts thereof. Further, during the term of this Agreement, Luckman agrees, upon request by Incubate from time to time, promptly to return any Proprietary Information then in the possession or control of Luckman without retaining any copies, notes or excerpts thereof.

     5. Luckman represents and warrants on the date of this Agreement and while this Agreement remains in effect that:

     (a) If required under any applicable law, Luckman is fully licensed to perform its duties stated in this Agreement and shall fulfill and comply with all federal, state and local statutes, laws, rules, regulations and codes which are applicable to the activities contemplated herein.

     (b) The execution, delivery and performance of this Agreement has been duly authorized and this Agreement represents the valid, binding and enforceable obligations of Luckman, in accordance with its terms.

     (3) There is no litigation, arbitration, proceeding or investigation pending or, to the knowledge of Luckman, threatened, which, if determined adversely, might have a material adverse effect on the business or assets of Luckman or interfere in the performance and fulfillment of this Agreement by Luckman.

     6. The term of this Agreement shall commence on the date first written above and may be terminated at any time, without cause, by either party, by giving at least sixty (60) days prior written notice to the non-terminating party of its intent to so terminate. Upon the occurrence of an Event of Default, as set forth below, this Agreement may be terminated immediately, by Incubate, subject to the applicable grace periods, if any.

     7. Luckman shall not assign, transfer or convey any or all of its rights, privileges, duties or obligations hereunder without the prior written consent of Incubate. Any attempt assignment, transference or conveyance without the written consent of Incubate shall be considered null and void.

     8. There shall be considered an Event of Default hereunder if any of the following events occur:

          The failure of Luckman to perform its duties, obligations or agreements hereunder, or a breach by Luckman of any representation or warranty made by Luckman herein, provided that any such failure or breach has not been cured within five (5) days after notice thereof from Incubate.


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          The failure of Luckman to meet or satisfy all or any  requirements and standards set forth by Incubate, provided that any such failure has not been cured within thirty (30) days after notice thereof from Incubate.

          Luckman attempts to assign this Agreement without the prior written consent of Incubate.

     9. Luckman hereby agrees to indemnify and hold Incubate harmless from and against all claims, suits, judgments, costs, losses, expenses, legal fees, attorneys' fees, liabilities and damages in connection with, arising from or relating to:

          The performance of Luckman's duties, obligations and agreements hereunder; or

          The negligence, misconduct or the intentional acts or inaction of Luckman's employees, agents or principals in connection with the performance and satisfaction of this Agreement.

     10. This agreement shall be governed by and any questions arising hereunder shall be construed and interpreted according to the laws of Florida, United States of America.

     11. Nothing contained in this Agreement shall be construed to constitute Luckman as a partner, joint venturer, agent or employee of Incubate, nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible only for its own actions.

     12. All notices referred to herein shall be deemed to be sufficiently given if in writing and sent by United States registered or certified mail, return receipt requested, to Incubate or to Luckman, as the case may be, at their respective business addresses first hereinabove given or at such other address or addresses as either party shall hereafter designate by written notice.


     13. Except as otherwise provided herein, this Agreement may be amended only by an instrument in writing executed by Luckman and Incubate.

     14. This Agreement embodies the entire understanding of the parties and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements among the parties relating to the subject matter hereof.

     15. No waiver by any party of any breach or default by any other party of any such other party's obligations under this Agreement shall be deemed to be a waiver of any other breach or default of the same or any other nature. No failure by any party on any one or more occasions to exercise any rights or remedy provided in this Agreement shall preclude the exercise of such right or remedy on any other occasion.

     16. This Agreement may be executed in one or more counterpart copies, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     17. This Agreement shall be binding on the parties hereto, their successors and assigns;


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provided,  however,  that Luckman may not assign this  Agreement  without  prior written consent of Incubate.

         IN WITNESS WHEREOF, the parties have hereunto set their hands the days and year first above written.

WITNESS:                                 INCUBATE THIS! INC.

By:                                      By: /s/ Sharone Perlstein
--------------------------------         --------------------------
                                         Sharone Perlstein

WITNESS:

                                         By: /s/ William H. Luckman
--------------------------------         --------------------------
                                         William H. Luckman